FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

         This First Amendment made and entered into effective this 8th day of November, 1995, by and between Larry Rasmusson ("Rasmusson") and Oxboro Medical International, Inc., a Minnesota corporation ("Company").

                                  WITNEESSETH:

     WHEREAS, Rasmusson and the Company entered into an exclusive license agreement effective as of the first day of April, 1990 (the "License Agreement"); and

     WHEREAS, Rasmusson and Harley Haase ("Haase") have entered into a Royalty Sharing Agreement regarding the sharing of royalties for a jointly developed products, some of which products may be deemed to be Products under the term of this Agreement or may, in the future, be deemed to be Additional Products pursuant to this Agreement, as amended;

     WHEREAS, the Company desires to encourage Rasmusson and Haase to work together to jointly develop Products or Additional Products for the marketing and sale by and benefit of the Company; and

     WHEREAS, the Royalty Sharing Agreement between and among Rasmusson, Haase and the Company contemplates that upon Haase's termination of employment from the Company that the royalty to be paid under the Agreement shall be increased from four percent to six percent;

     NOWTHEREFORE, the parties hereto, in consideration of the above recitals and in further consideration of the terms and conditions set forth below, agree as follows:



          1. Article IV of the Agreement entitled "Payment" shall be amended by the addition of the following subparagraph:

               4.4 LICENSEE shall pay LICENSOR royalties in the amount of Four Percent (4%) of this NET SALES PRICE of all PRODUCTS sold by LICENSEE listed on Exhibits A and B attached hereto and made a part hereof. Upon the termination of employment of Haase from LICENSEE, LICENSEE shall pay LICENSOR royalties in the amount of Three Percent (3%) and shall pay Haase royalties in the amount of Three Percent (3%) of the NET SALES PRICE of all PRODUCTS sold by LICENSEE listed on the attached Exhibits A and B. Such Royalty shall continue for the life of said PRODUCTS.

     Except as hereby amended or as otherwise amended and signed by the parties to such Agreement, the Exclusive License Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this First Amendment to the Exclusive License Agreement as of the day and year first above written.

                                              OXBORO MEDICAL INTERNATIONAL, INC.



                                              By  /s/ Harley Haase
                                                  Its President


                                                  /s/ Larry Rasmusson
                                                      Larry Rasmusson